UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2005

Symbol Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9802	112308681
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Symbol Plaza, Holtsville, New York		11742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(631) 738-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 21, 2005, Symbol Technologies, Inc. (the "Registrant") announced that the Ohio Court of Appeals for the Ninth District had reversed the judgment of the trial court against the Registrant and its wholly owned subsidiary, Telxon Corporation ("Telxon"), in the previously disclosed case titled Telxon v. Smart Media of Delaware, Inc. The decision sets aside the trial court's previous judgment, rendered on May 6, 2004, that had awarded $218 million plus interest to Smart Media of Delaware, Inc. and an individual plaintiff.

The Court of Appeals ruled in favor of Telxon on all five independent grounds for relief asserted by Telxon in the court, ruled in favor of the Registrant on two independent grounds for relief asserted by the Registrant and concluded that because Telxon was entitled to a directed verdict on all counts, a new trial would not be necessary.

The ruling may be appealed to the Ohio Supreme Court, which is not required to take the case. Until the conclusion of any appeal to the Ohio Supreme Court, the $50 million deposited with the clerk of the court by Telxon and the Registrant to secure the judgment will remain on deposit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

September 27, 2005	By:	Peter M. Lieb

Name: Peter M. Lieb
Title: Senior Vice President, General Counsel and Secretary